UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2020

Eldorado Resorts, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 1150 Reno, NV	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (775) 328-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001, par value	ERI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2020, Eldorado Resorts, Inc. (the “Company”) entered into an agreement with each of Messrs. Thomas Reeg, Gary Carano, Anthony Carano, Bret Yunker and Edmund L. Quatmann Jr. reflecting their agreement to reduce each of their base salaries until such time as the Chief Executive Officer, in consultation with the Lead Director, determine otherwise. This temporary reduction in base salary becomes effective April 11, 2020, and will not impact any other aspect of the executive officers’ compensation.

Item 7.01	Regulation FD Disclosure.

As previously announced, all Company properties nationwide are temporarily closed to the public as mandated by state officials in connection with efforts to prevent the spread of COVID-19. Accordingly, effective April 11, 2020, each of the Company’s properties is temporarily moving to the minimum workforce needed to maintain basic operations and furloughing the remainder of its employees. The furloughs are expected to impact over 90% of each property’s employees as well as its corporate staff. Those individuals who are furloughed remain employees throughout the furlough period. For furloughed employees enrolled in Company-sponsored medical, dental and vision plans, the Company is paying 100% of the applicable insurance premiums through June 30, 2020, or their return to work, whichever occurs first.

On March 15, 2020, the Company issued two separate press releases announcing a fourteen-day temporary suspension of casino operations in Illinois and Indiana. Both states have subsequently extended the casino closures beyond the initial fourteen-day period. Due to the fluid nature of state and local closures related to COVID-19, the Company will provide future updates on property closures on the home page of its website, www.eldoradoresorts.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELDORADO RESORTS, INC., a Nevada corporation

Date: April 9, 2020	By:	/s/ Thomas R. Reeg
	Name:	Thomas R. Reeg
	Title:	Chief Executive Officer